Exhibit (l)(2)
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 27, 2023, with respect to the statutory financial statements of Protective Life and Annuity Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated herein by reference.
/s/ KPMG LLP
Birmingham, Alabama
November 30, 2023

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated April 18, 2023, with respect to the financial statements of the subaccounts that comprise Variable Annuity Account A of Protective Life, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information, also incorporated herein by reference.
/s/ KPMG LLP
Birmingham, Alabama
November 30, 2023